Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Investment Corporation Increases Declares Special 3% Stock Distribution; Expects to Adjust its
Public Offering Price

PHILADELPHIA, September 3, 2009 – On August 27, 2009, the Board of Directors of FS Investment Corporation (“FSIC”) declared a special stock distribution to existing investors of 3.0 shares per 100 shares outstanding. The purpose of this special stock distribution is to maintain a net asset value (“NAV”) per share that is below the current net offering price, as required by the Investment Company Act of 1940 subject to certain limited exceptions. The Board of Directors determined that FSIC’s portfolio performance warranted taking this action. The distribution was payable on August 31, 2009 to shareholders of record as of August 31, 2009.

The Board of Directors of FSIC also announced that, subject to market conditions and the terms set forth in its prospectus, it expects to increase the public offering price for investors who purchase shares beginning in September 2009. These investors will receive shares at the public offering price on October 1, 2009. The specific offering price will be based upon market conditions in September and anticipated market conditions thereafter. The expected range of FSIC’s October 1, 2009 public offering price is between $10.10 and $10.50 per share.

Michael C. Forman, FS Investment Corporation’s Chairman and Chief Executive Officer, commented, “As loan prices within our portfolio have increased, along with our estimated NAV per share, we have issued special stock distributions to our investors in each of the past six months in order to remain compliant with the prohibition under the Investment Company Act of 1940 against selling shares below our NAV per share. These stock distributions have enabled us to maintain a constant offering price per share as our estimated NAV has increased. In addition to last month’s stock distribution, we believe that taking an additional step to provide for an adjustment to our offering price is prudent based on current market conditions. Going forward, we expect that share price adjustments will accompany stock distributions as a tool that we use to ensure that we do not offer shares at a price below NAV per share.”

Regarding market conditions, Mr. Forman went on to comment that “setting aside the extraordinary occurrences of the past year, senior secured loan prices remain at levels that represent multi-decade lows. We believe that this historically attractive pricing, along with the predominately variable interest rate nature of our portfolio, leave our investors well-positioned in today’s market environment. Our goal is to continue to deliver strong results for our investors consistent with our defensive approach focused on long-term credit performance and principal protection.”

Further Information Concerning the Special 3% Stock Distribution
The stock distribution increased the number of shares outstanding as of August 31, 2009, thereby reducing NAV per share. However, because the stock distribution was issued to all existing shareholders in proportion to their holdings, the reduction in NAV per share as a result of the stock distribution is offset exactly by the increase in the number of shares owned by each investor. As the overall value of an investor’s position is not reduced as a result of the special stock distribution, the Board of Directors determined that its payment was not dilutive to existing shareholders.

As the stock distribution did not change any shareholder’s proportionate interest in FSIC, it is not expected to represent a taxable distribution. The determination of the tax attributes of FSIC’s distributions is made annually at of the end of FSIC’s fiscal year based upon its taxable income for the full year and distributions paid for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of its distributions for a full year. FSIC intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on a Form 1099-DIV.

FSIC’s affiliate, Franklin Square Holdings, L.P., has agreed to reimburse it for expenses in an amount that is sufficient to ensure that FSIC’s net investment income and net short-term capital gains are equal to or greater than the cumulative distributions paid to its stockholders in each quarter. Under this arrangement, no portion of FSIC’s cash distributions is expected to represent a return of capital for its stockholders. Franklin Square Holdings has no obligation to reimburse any portion of FSIC’s expenses but has indicated that it expects to continue such reimbursements until it deems that FSIC has achieved economies of scale sufficient to ensure that it bears a reasonable level of expenses in relation to its income. The specific amount of expenses reimbursed by FSIC’s sponsor will be calculated at the end of each quarter. Franklin Square Holdings is controlled by FSIC’s president and chief executive officer, Michael Forman, and its director, David Adelman. There can be no assurance that Franklin Square Holdings will continue reimbursing any portion of FSIC’s expenses in future quarters.

Forward-Looking Statements
This press release may contain certain forward-looking statements, including statements with regard to the future performance of FS Investment Corporation. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FS Investment Corporation makes with the Securities and Exchange Commission. FS Investment Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About FS Investment Corporation
FS Investment Corporation (“FSIC”) is a publicly registered, non-traded business development company (“BDC”). A BDC, such as FSIC, is a type of investment fund that enables investors, including non-accredited investors (subject to certain state-specific suitability standards), to access the private debt asset class. FSIC focuses on investing in the debt securities of private companies throughout the United States, with the investment objectives of producing current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC is managed by FB Income Advisor, LLC, an affiliate of Philadelphia-based private equity firm FB Capital Partners, LP, and is sub-advised by GSO/Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (“GSO”). GSO, with over $23 billion in assets under management, is the global credit platform of The Blackstone Group L.P. For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square Capital Partners
Franklin Square Capital Partners is a national distributor and sponsor of alternative investment products structured for retail investors, among others. Founded in 2007 by an experienced group of alternative investment industry professionals, Franklin Square’s goal is to bring the benefits of an institutional-class investment portfolio to investors through exposure to innovative alternative investment products managed by what it deems to be best-in-class alternative asset managers. Franklin Square believes that institutional investment portfolios, with their access to the strong return potential and diversifying power of alternative assets, are better-suited to manage risk and generate above-market returns than their traditional counterparts. Franklin Square distributes its sponsored financial products to the broker dealer community through its affiliated Orlando, FL-based wholesaling broker dealer, FS2 Capital Partners. For more information, please visit www.franklinsquare.com.